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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form S-4 of our report dated January 13, 2004, relating to the December 31, 2003 and December 31, 2002 financial statements of Discovery Bank, and our report dated January 16, 2002 relating to the December 31, 2001 financial statements of Discovery Bank, which appear in such registration statement.

January 13, 2005
Los Angeles, California
                                                Moss Adams LLP